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                                                                    EXHIBIT 23.4

                        [LETTERHEAD OF GRANDALL LAW FIRM]

November 14, 2005

Suntech Power Holdings Co., Ltd.
17-6 Changjiang South Road
New District, Wuxi
Jiangsu Province 214028
People's Republic of China

Ladies and Gentlemen:

     We hereby consent to the use of our name under the captions "Legal Matters" and "Enforceability of Civil Liabilities" in the prospectus included in the registration statement on Form F-1, originally filed by Suntech Power Holdings Co., Ltd. on November 1, 2005, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

                                        Sincerely yours,


                                        /s/ Grandall Legal Group (Shanghai)
                                        ----------------------------------------
                                        Grandall Legal Group (Shanghai)